Exhibit 99.1

CC MASTER CREDIT CARD TRUST II

Excess Spread Analysis—November 2002

	Series	1995-C	1996-C	1998-A
	Deal Size	$400 MM	$271.50 MM	$600 MM
	Expected Maturity	02/18/03	02/16/04	09/15/03

Yield		10.16%	18.04%	16.73%
Less:	Coupon	1.65%	1.62%	1.65%
	Servicing Fee	0.40%	1.50%	1.21%
	Net Credit Losses	3.35%	7.49%	6.76%
	Excess Spread:
	November-02	4.76%	7.43%	7.11%
	October-02	6.75%	8.75%	9.07%
	September-02	7.03%	7.95%	7.92%
	Three month Average Excess Spread	6.18%	8.04%	8.03%

	Delinquency:
	30 to 59 days	2.25%	2.25%	2.25%
	60 to 89 days	1.64%	1.64%	1.64%
	90 + days	3.23%	3.23%	3.23%
	Total	7.12%	7.12%	7.12%

	Payment Rate	11.18%	11.18%	11.18%